Calculation of Filing Fee Tables
F-1
PHAOS TECHNOLOGY HOLDINGS (CAYMAN) Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary shares, par value $0.0001 per share	457(o)			$ 5,750,000.00	0.0001381	$ 794.07
Fees to be Paid	2	Other	Warrants to purchase Class A ordinary share	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class A ordinary shares issuable upon exercise of the Warrants	457(o)			$ 5,750,000.00	0.0001381	$ 794.07
Fees to be Paid	4	Other	Underwriter Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	5	Equity	Class A ordinary shares issuable upon exercise of the Underwriter Warrants	457(o)			$ 539,062.50	0.0001381	$ 74.44
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 12,039,062.50		$ 1,662.58
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,662.58
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

[2]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions. Pursuant to Rule 457(g) of the Securities Act, no separate registration fees are payable with respect to the warrants to purchase common stock offered hereby since such warrants are being registered in the same registration statement as the common stock.

[3]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.

[4]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions. Pursuant to Rule 457(g) of the Securities Act, no separate registration fees are payable with respect to the warrants to purchase common stock offered hereby since such warrants are being registered in the same registration statement as the common stock.

[5]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date